Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 31, 2026, in the Registration Statement (Form S-1) and related Prospectus of LeonaBio, Inc. dated March 31, 2026.

/s/ Ernst & Young LLP

Seattle, WA

March 31, 2026